UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 14, 2025
Date of Report (Date of earliest event reported)

Vestis Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Alpharetta Street, Suite 2100,
Roswell, Georgia	30075
(Address of Principal Executive Offices)	(Zip Code)

(470) 226-3655
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, Vestis Corporation (the “Company”) appointed John Laveck as Vice President and Chief Accounting Officer, effective June 2, 2025.  Mr. Laveck will serve as the Company’s principal accounting officer.

Mr. Laveck, 50, has served as Vice President Accounting Operations at Smurfit Westrock (NYSE: SW) since July 2024 and previously held the same position at WestRock Corporation (NYSE: WRK) since December 2017.  Prior to WestRock, Mr. Laveck held various accounting and divisional controller positions in his nearly 15-year career with General Electric (NYSE: GE).  Mr. Laveck is a Certified Public Accountant.

Mr. Laveck will receive an annual base salary of $350,000 and will be eligible to participate in the Company’s annual Management Incentive Bonus Plan with a target bonus of 35% of base salary.   He will be eligible for annual equity awards with a grant value of $135,000, with the timing and mix of such awards as determined by the Company’s Compensation and Human Resources Committee.  He will receive a one-time new hire equity award with a grant value of $250,000 in the form of restricted stock units that vest one-third on each of the first three anniversaries of the grant date (with the grant date being the first day of the next calendar month following his start date).  He will be eligible to participate in the standard Company benefits program, and will receive a car allowance of $800 per month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	May 20, 2025	By:	/s/ André C. Bouchard
		Name:	André C. Bouchard
		Title:	EVP, Chief Legal Officer, General Counsel and Secretary